Exhibit (h)(1)(s)
AMENDMENT NO. 14
TO
TRANSFER AGENCY SERVICES AGREEMENT
This Amendment No. 14 to Transfer Agency Services Agreement, dated December 7, 2012 (“Amendment No. 14”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”), Pacific Life Insurance Company (“Pacific Life”) and Pacific Life Funds (“Fund”).
Background
A.	BNYM, under a former name, PFPC Inc., Pacific Life and the Fund previously entered into a Transfer Agency Services Agreement dated as of August 1, 2001 and various amendments thereto (the Transfer Agency Services Agreement together with such amendments are referred to herein as the “Amended Agreement”). The parties agree to amend the Amended Agreement as set forth in this Amendment No. 14.
Terms
In consideration of the mutual covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties intending to be legally bound agree as set forth above and as follows:
1. Modifications to Amended Agreement. The Amended Agreement is amended as follows:
(a)	The Exhibit A shall be deleted and replaced in its entirety with the Exhibit A attached to the Amendment dated December 7, 2012.

(b)	The Exhibit F shall be deleted and replaced in its entirety with the Exhibit F attached to the Amendment dated December 7, 2012.
2. Remainder of Amended Agreement. Except as explicitly amended by this Amendment No. 14, the terms and provisions of the Amended Agreement are hereby ratified, declared and remain in full force and effect.
3. Governing Law. The governing law of the Amended Agreement shall be the governing law of this Amendment No. 14.
4. Entire Agreement. This Amendment No. 14 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Amended Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.
5. Facsimile Signatures; Counterparts. This Amendment No. 14 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment No. 14 or of executed signature pages to this Amendment No. 14 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 14.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 14 to be executed by their duly authorized officers as of the day and year first written above.
BNY Mellon Investment Servicing (US) Inc.

By: Name:	/s/ James R. Foggo James R. Foggo
Title:	Vice President
Pacific Life Insurance Company

By:	/s/ Howard T. Hirakawa	By:	/s/ Lori K. Lasinski

Name:	Howard T. Hirakawa	Name:	Lori K. Lasinski
Title:	VP, Fund Advisor Operations	Title:	Assistant Secretary

Pacific Life Funds

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee

Name:	Howard T. Hirakawa	Name:	Laurene E. MacElwee
Title:	Vice President	Title:	VP & Assistant Secretary

EXHIBIT A
      THIS EXHIBIT A, amended and restated effective as of December 7, 2012, is Exhibit A to that certain Transfer Agency Services Agreement dated as of August 1, 2001 by and among BNY Mellon Investment Servicing (US) Inc., Pacific Life Insurance Company and Pacific Life Funds.
PORTFOLIOS
PL Portfolio Optimization Conservative Fund
PL Portfolio Optimization Moderate-Conservative Fund
PL Portfolio Optimization Moderate Fund
PL Portfolio Optimization Moderate-Aggressive Fund
PL Portfolio Optimization Aggressive Fund
PL Money Market Fund
PL International Value Fund
PL Short Duration Bond Fund
PL Growth LT Fund
PL Mid-Cap Equity Fund
PL Large-Cap Growth Fund
PL International Large-Cap Fund
PL Small-Cap Value Fund
PL Main Street Core Fund
PL Emerging Markets Fund
PL Managed Bond Fund
PL Inflation Managed Fund
PL Large-Cap Value Fund
PL Comstock Fund
PL Mid-Cap Growth Fund
PL Small-Cap Growth Fund

PL Real Estate Fund
PL Floating Rate Loan Fund
PL Income Fund
PL Floating Rate Income Fund
PL High Income Fund
PL Short Duration Income Fund
PL Strategic Income Fund
PL Emerging Markets Debt Fund
PL Precious Metals Fund
PL Currency Strategies Fund
PL Global Absolute Return Fund
PL Alternative Strategies Fund*

*	Effective as of December 31, 2012 and unavailable to investors until July 1, 2013.

EXHIBIT F

Name	Date
Transfer Agency Services Amendment — Exhibit A	12/31/2001
Anti-Money Laundering and Privacy Amendment	7/24/2002
Amendment Number 1 To The Transfer Agency Services Agreement	7/31/2002
Transfer Agency Services Amendment — Exhibit A	12/31/2002
Amendment To The Transfer Agency Services Agreement	1/1/2003
Amendment To The Transfer Agency Services Agreement	10/1/2003
Customer Identification Services Agreement	10/1/2003
Amendment To Transfer Agency Services Agreement	1/1/2007
Transfer Agency Services Amendment — Exhibit A	7/1/2007
Revised Exhibit A to the Transfer Agency Services Agreement	7/1/2008
Red Flag Services Amendment	5/1/2009
Amendment No. 12 to Transfer Agency Services Agreement	12/31/2009
Amendment No. 13 to Transfer Agency Services Agreement	12/6/2010
Amended and Restated Exhibit A to the Transfer Agency Services Agreement	6/30/2011
Amended and Restated Exhibit A to the Transfer Agency Services Agreement	7/1/2012
Amendment No. 14 to the Transfer Agency Services Agreement	12/7/2012